Exhibit 10

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of Registration Statement No. 333-83413.


                                       /s/ ARTHUR ANDERSEN LLP

New York, New York
April 26, 2000